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EXHIBIT 10.17

                         EMPLOYEE SECURED LOAN AGREEMENT
                               AND PROMISSORY NOTE


         This Employee Secured Loan Agreement and Promissory Note (the "Agreement") is made this 1st day of November 2000 by and between NETGURU, INC. ("NGI") and STEPHEN OWEN ("Employee").

         WHEREAS, Employee is the Senior Vice President of European Operations and has been granted stock options by NGI, of which certain shares subject to the stock options are vested and currently exercisable ("Vested Shares Subject to Options"):

         WHEREAS, Employee has requested permission from NGI to exercise and sell the Vested Shares Subject to Options, which NGI cannot provide at this time;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, NGI and Employee agree as follows:

         1. LOAN. Within five (5) days of the date first set forth above, NGI shall loan to Employee the sum of US$85,000.00, without interest, and payable upon demand by NGI, to be secured by Employee's pledge of the proceeds from the exercise and sale of the Vested Shares Subject to Options, to be consummated when NGI notifies Employee that he may proceed with the sale and exercise of the Vested Shares Subject to Options. NGI covenants not to demand payment hereunder until Employee is permitted to exercise and sell the Vested Shares Subject to Options.

         2. PROMISSORY NOTE. For value received, Employee unconditionally promises to pay to NGI, upon demand, the principal sum of US$85,000.00, without set-off, deduction or counterclaim and hereby pledges his Vested Shares Subject to Options as security therefor.

         3. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, USA.

          IN WITNESS WHEROF, NGI and Employee have executed this Agreement as of the date first set forth above.

         EMPLOYEE:  STEPHEN OWEN                     NETGURU, Inc.



         /s/ Stephen Owen                   By: /s/ Amrit Das
         -----------------------            -------------------------------
                                            Amrit Das,
                                            Chairman and Chief Executive Officer